QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

        We agree to the incorporation by reference in Registration Statements Nos. 33-88124, 33-88180, 333-09623, 333-39060, 333-39061, 333-39064, 333-39290, 333-61588, 333-101444, 333-100716 and 333-104659 on Form S-8 of Shuffle Master, Inc. of our report, dated January 28, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), on our audit of the consolidated financial statements of Shuffle Master, Inc. appearing in this annual report on Form 10-K for the year ended October 31, 2003.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
January 28, 2004

QuickLinks

INDEPENDENT AUDITORS' CONSENT